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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 11, 2000
Date of report (Date of earliest event reported)

GREAT LAKES AVIATION, LTD.
(Exact Name of Registrant as Specified in Charter)

Iowa (State or Other Jurisdiction of Incorporation)	000-23224 (Commission File Number)	41-1135319 (IRS Employer Identification No.)

1965 330th Street, Spencer, Iowa 51301-9211
(Address of Principal Executive Offices)

(712) 262-1000
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

    On January 11, 2000, the Company issued a press release (the "Press Release") announcing that it had entered into a $20.0 million revolving credit facility with Coast Business Credit, a division of Southern Pacific Bank of Los Angeles, California. The credit facility bears interest at the greater of eight percent (8%) or the prime rate plus one-half percentage (1/2%) point. The agreement is effective through December 31, 2002 and includes options to be extended past December 31, 2002.

    The Company's Press Release issued on January 11, 2000 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)

  Exhibit 99.1  Press Release of Registrant dated January 11, 2000.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 17, 2000	By:	/s/ THOMAS J. AHMANN Name: Thomas J. Ahmann Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Registrant dated January 11, 2000

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SIGNATURE

EXHIBIT INDEX